UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934





         DATE OF REPORT (Date of earliest event reported):  January 20, 1998


                             FIRST COMMERCE CORPORATION
               (Exact name of registrant as specified in its charter)



                 LOUISIANA                0-7931                72-0701203
           (State or other           (Commission File         (IRS Employer
           jurisdiction of               Number)          Identification Number)
           incorporation)




           201 ST. CHARLES AVE., 29TH FLOOR, NEW ORLEANS, LOUISIANA  70170
                 (Address of principal executive offices - Zip Code)



           Registrant's telephone number, including area code:  (504) 623-1371


                                         N/A
            (Former name or former address, if changed since last report)




             Item 5. Other Events.

                  On  January  20,  1998, Banc One Corporation declared a
             10% stock dividend on its Common Stock. The effect of the stock dividend under the current merger agreement between First Commerce Corporation and Banc One Corporation is to increase the stock exchange ratio provided therein from 1.28 shares of Banc One Corporation Common Stock for each share of First Commerce Common Stock to 1.408 shares of Banc One Corporation Common Stock for each share of First Commerce Corporation Common Stock.

                  The declaration of the dividend  will  also reduce Banc
             One Corporation's average stock prices that would, under certain circumstances specified in the merger agreement, trigger termination rights under the agreement from $49.67 and $47.46, respectively, to $45.15 and $43.15 respectively.

                  Also,   on   January  20,  1998,  Banc  One Corporation
             filed its application with the Federal Reserve Board for approval of the proposed merger.



                                      SIGNATURE




              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FIRST COMMERCE CORPORATION
                                      (Registrant)


                                      By:/s/ Thomas L. Callicutt, Jr.
                                             Thomas L. Callicutt, Jr.
                                             Executive Vice  President,
                                             Controller and Principal
                                             Accounting Officer



              Dated: January 30, 1998